Exhibit 1

Agreement of Joint Filing

Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, the undersigned persons hereby agree to file with the Securities and Exchange Commission the Statement on Schedule 13G, as amended (the “Statement”), to which this Agreement is attached as an exhibit, including any amendments thereto, and agree that such Statement, including any amendments thereto, as so filed, is filed on behalf of each of them.

IN WITNESS WHEREOF, the undersigned have executed this Agreement.

Dated: February 12, 2014

Camden Partners Strategic Fund II-A, L.P.

By:	Camden Partners Strategic II, LLC
Its:	General Partner

By:	/s/ David L. Warnock
David L. Warnock
Managing Member

Camden Partners Strategic Fund II-B, L.P.

By:	Camden Partners Strategic II, LLC
Its:	General Partner

By:	/s/ David L. Warnock
David L. Warnock
Managing Member

Camden Partners Strategic II, LLC

By:	/s/ David L. Warnock
David L. Warnock
Managing Member

Camden Partners Holdings, LLC

By:	/s/ David L. Warnock
David L. Warnock
Managing Member

Donald W. Hughes

/s/ Donald W. Hughes

David L. Warnock

/s/ David L. Warnock